949 Putnam Classic Equity Fund
11/30/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A			8,113
Class B			  652
Class C			   42

72DD2	(000s omitted)

Class M			  245
Class Y			   75

73A1

Class A			0.095
Class B			0.020
Class C			0.019

73A2

Class M			0.044
Class Y			0.12

74U1	(000s omitted)

Class A			68,545
Class B			28,157
Class C			 1,738

74U2	(000s omitted)

Class M			 4,266
Class Y			   543

74V1

Class A			11.18
Class B			11.08
Class C			11.15

74V2

Class M			11.13
Class Y			11.19